                                                                    EXHIBIT 10.8

                   AGREEMENT OF PURCHASE AND SALE OF ASSETS
                   ----------------------------------------

          THIS AGREEMENT OF PURCHASE AND SALE OF ASSETS (the "Agreement") is entered into effective the 14th day of May, 1997 (the "Effective Date"), by and between LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation, whose address is 1001 Fannin, Suite 650, Houston, Texas 77002 ("Purchaser"), a wholly owned subsidiary of Litigation Resources of America, Inc., a Texas corporation ("LRA-Texas"), and SAN FRANCISCO REPORTING SERVICE, a California general partnership whose address is Five Third Street, Suite 815, San Francisco, California 94103 ("Seller"). Purchaser and Seller may be hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party."

                                 W I T N E S S E T H :
                                 - - - - - - - - - -

          WHEREAS, Seller is the sole owner of certain assets associated with the Business (as hereinafter defined); and

          WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all or substantially all of the assets of Seller, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereby agree as follows:


                                 ARTICLE I
                              CERTAIN DEFINITIONS
                              -------------------

          As used herein, the following terms shall have the meanings set forth below:

          1.1. ACCOUNTS PAYABLE REPORT. The term "Accounts Payable Report" shall mean a report prepared as of the time specified which shows accounts payable by creditor and age of each account payable.

          1.2.   ACCOUNTS RECEIVABLE REPORT.   The term "Accounts Receivable
Report" shall mean a report prepared as of the time specified which shows accounts receivable by client and age of each account receivable.

          1.3. ACCRUED LIABILITIES REPORT. The "Accrued Liabilities Report" shall mean a report prepared as of a given date, showing all of the liabilities of Seller which do not appear in the balance sheet of Seller due to the fact that Seller uses the cash method of accounting, but which would be included in Seller's balance sheet under GAAP.

          1.4. AFFILIATE. The term "Affiliate" of a person or entity shall mean, with respect to that person or entity, a person or entity who or which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer, partner, shareholder or director of, that person or entity. Specifically, the Seller, Jay W. Harbidge, and Rick Posner are agreed to be Affiliates of one another.

          1.5. BALANCE SHEET REPORT. The term "Balance Sheet Report" shall mean the cash basis balance sheet of the Seller as of a given date showing the assets, liabilities and equity of the Seller, adjusted to include accounts receivable, accounts payable and accrued liabilities, and further adjusted to exclude the Excluded Assets, prepared by the Seller on a basis consistent with prior time periods.

          1.6. BUSINESS. The term "Business" shall mean the current business of the Seller of providing court reporting and litigation support services.

          1.7. CLOSING. The term "Closing" shall mean the consummation of the events and transactions to take place on the Closing Date pursuant to ARTICLE VI herein.

          1.8. CLOSING DATE. The term "Closing Date" shall mean the date of execution of this Agreement.


          1.9. CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.10. EMPLOYEE. The term "Employee" shall mean any employee of the Seller who as of the Effective Date or the Closing Date is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, are eligible to return to active status.

          1.11. ENVIRONMENTAL, HEALTH & SAFETY LAWS The term "Environmental, Health & Safety Laws" shall mean all laws (including rules and regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments and all agencies thereof concerning pollution or protection of the environment, public health and safety, or employee health and safety.

          1.12. EXCLUDED ASSETS. The term "Excluded Assets" shall mean those assets of Seller which are not being transferred to Purchaser, which are specifically set forth on SCHEDULE 2.1 hereof.
                          ------------

          1.13. FINANCIAL STATEMENTS. The term "Financial Statements" shall mean (i) the unaudited balance sheets and income statements of Seller, together with Accounts Receivable Reports, for the fiscal years ending December 31, 1994, December 31, 1995, and December 31, 1996, and the months ending January 31, 1997, February 28, 1997, and March 31, 1997, and (ii) Accrued Liabilities Reports, Accounts Payable Reports and Balance Sheet Reports for the fiscal year of Seller ending December 31, 1996, and the months ending January 31, 1997 and March 31, 1997.

          1.14.  INDEPENDENT CONTRACTORS.    The term "Independent Contractors"
shall mean  all independent contractors used by Seller during the preceding one
(1) year, as set forth on SCHEDULE 3.19 (B) hereof.
                          -----------------

          1.15. KNOWLEDGE. The term "knowledge" and words of similar import with respect to matters "known" to Seller shall mean to the actual knowledge of any director, partner, officer or shareholder of Seller, after reasonable investigation and inquiry.

          1.16. LEASED ASSETS. The term "Leased Assets" shall have the meaning ascribed thereto in SECTION 3.6.

          1.17. MEASUREMENT DATE. The term "Measurement Date" shall mean January 31, 1997.

          1.18. ORDINARY COURSE OF BUSINESS. The term "Ordinary Course of Business" shall mean the ordinary course of Seller's business consistent with past custom and practice (including with respect to quantity and frequency).

          1.19. PBGC. The term "PBGC" shall mean the Pension Benefits Guaranty Corporation.

          1.20. PURCHASE PRICE. The term "Purchase Price" shall mean the consideration payable to the Seller for the Assets as set forth or contemplated in SECTION 2.2.


                                 ARTICLE II
                  PURCHASE AND SALE OF ASSETS; PURCHASE PRICE
                  -------------------------------------------

          2.1 SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller agrees to grant, bargain, sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller, on the Closing Date, to be effective as of the Effective Date, all of the assets owned by Seller (such assets to be referred to herein collectively as the "Assets"), including without limitation all of the assets set forth on the Balance Sheet Report dated as of the Measurement Date, subject only to changes occurring in the Ordinary Course of Business since the Measurement Date, and the following:

          (a) all tangible personal property (such as office equipment, service equipment, computer equipment, software, machinery, supplies, furniture, fixed assets, fixtures and vehicles) owned by the Seller;

          (b) all of Seller's patents, patent applications or other patent rights, service marks, trademarks, trade and assumed names, inventions, trade secrets and royalty rights and other proprietary intangibles, licenses and sublicenses, and rights thereunder, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

          (c) all leases, subleases, contracts, contract rights, and agreements relating to the operation of the Business;

          (d) all of Seller's general intangibles, claims, causes of action, choses in action, rights of recovery, rights of set off, rights of recoupment and goodwill;

          (e) all of Seller's franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies;

          (f) all of Seller's books, records, client and supplier lists, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials;

          (g) all of Seller's accounts, accounts receivable, trade receivables, notes and other receivables, including those outstanding on the Measurement Date and those arising or accruing thereafter, all of which remain outstanding as of the Closing Date, other than those which have been collected by Seller in the Ordinary Course of Business; and

          (h) all rights to the name "San Francisco Reporting Service" and all variations thereof, and Seller's current telephone number;

however, notwithstanding the foregoing or any provision hereof to the contrary, the term "Assets" shall not include, and Purchaser shall not acquire, any assets disposed of, used or consumed in the Ordinary Course of Business between the Measurement Date and the Closing Date, nor any cash or other property to the extent such cash or other property is specifically disclosed and described as an "Excluded Asset" on SCHEDULE 2.1 hereof.
                    ------------

          2.2 PURCHASE PRICE CONSIDERATION. As consideration for the purchase of the Assets and the performance by Seller of various other matters as provided herein, Purchaser shall pay and deliver to Seller at the Closing the following (the "Purchase Price"):

          (a) A certified or bank cashier's check, payable to the order of Seller, or by wire transfer to an account of Seller designated by Seller, in the amount of Five Hundred Five Thousand Six Hundred Ninety-Four and No/100 Dollars ($505,694.00); and

          (b) Shares of Common Stock issued by LRA-Texas, having a par value of one-cent ($0.01) per share, issued in the names of Jay W. Harbidge and Rick Posner, respectively, the general partners of Seller (the "Common Stock"), in the amounts set forth in Section 6.3, at an issue price of Seven and 56/100 Dollars ($7.56), per share based on the cash flow multiple paid by the institutional investors in the initial capitalization of LRA-Texas, adjusted to reflect the pro forma cash flow of LRA-Texas at the Effective Date; and

          (c) Shares of Series C Preferred Stock issued by LRA-Texas, having a par value of One Dollar ($1.00) per share, issued in the names of Jay W. Harbidge and Rick Posner, respectively, the general partners of Seller (the "Preferred Stock"), in the amount set forth in Section 6.3, at an issue price of One Dollar ($1.00) per share.

          2.3 ASSUMPTION OF LIABILITIES. Subject to the exceptions and exclusions of this SECTION 2.3, Purchaser agrees that on the Closing Date, Purchaser will assume and agree to perform and pay when due the following liabilities of Seller (collectively, the "Liabilities"):

          (a) All liabilities reflected in the Balance Sheet Report dated as of the Measurement Date (except as hereinafter expressly set forth);

          (b) Liabilities and obligations of the Business incurred in the Ordinary Course of Business between the Measurement Date and the Closing Date, which do not otherwise constitute violations of any of the representations, warranties, covenants, agreements or obligations of Seller set forth herein;

however, notwithstanding the foregoing or any provisions hereof to the contrary, the term "Liabilities" shall not include, and Purchaser shall not assume nor be deemed to have assumed, any other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, in contract or in tort, nor any of the following: (i) accrued income taxes, (ii) deferred income taxes, (iii) accrued franchise taxes, (iv) any tax imposed on Seller or any Affiliate of Seller, as a result of or in connection with the operation of the Business, (v) any of the liabilities or expenses of Seller incurred in negotiating and carrying out its obligations under this Agreement; (vi) any obligations of Seller or any Affiliate of Seller under any employee stock or benefits agreements; (vii) any obligations incurred by Seller on or before the Closing Date except as otherwise specifically assumed by Purchaser pursuant to this
SECTION 2.3; (viii) any of the liabilities set forth in SCHEDULE 3.22; (ix) any
                                                        --------------
liabilities or obligations incurred by Seller in violation of, or as a result of Seller's violation of, this Agreement; nor (x) any liabilities arising from sales of products or services on or before the Closing Date.

          2.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price of the Assets shall be allocated in accordance with SCHEDULE 2.4 attached hereto. Each of the
                                      ------------
Parties agrees to report this transaction for federal tax purposes in accordance with the manner set forth in SCHEDULE 2.4, however, the Purchase Price of the
                             ------------
Assets may be reallocated in a manner to be agreed upon by the Parties after finalization of the Post-Closing Financial Statements.

          2.5 TAXES. Payment of the Purchase Price shall include payment for all sales and use taxes arising out of the sale, transfer or removal of the Assets, and the assumption of the Liabilities. On or before the Closing Date, Seller agrees to furnish to Purchaser certificates from the state taxing authorities, and any related certificates that Purchaser may reasonably request, as evidence that all sales and use tax liabilities of Seller accruing before the Effective Date have been fully provided for or satisfied. Purchaser shall not be responsible for any business, occupation, income, withholding or similar tax, or any taxes of any kind, of Seller, or otherwise relating to the Business or the operation thereof for any period before the Effective Date.

          2.6 TITLE TO ASSETS AND RISK OF LOSS. Title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to Purchaser immediately upon completion of Closing.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

          Seller hereby represents and warrants that:

     3.1 ORGANIZATION. Seller is a general partnership duly organized and validly existing under the laws of the State of California, has all necessary partnership powers to own its properties and to operate the Business as now owned and operated by it, and is not qualified, nor required to be qualified, to do business in any other state.

     3.2 AUTHORITY. Seller has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly authorized by Seller's partners. Jay W. Harbidge and Rick Posner are the only partners of Seller.

     3.3  CONSENTS AND APPROVALS; NO BREACH OR DEFAULT.  Except as set forth on SCHEDULE 3.3(A), no consent, approval or authorization of, or filing or
   ---------------
registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement, or the consummation by Seller of the transactions contemplated hereby. Except as set forth on SCHEDULE
                                                                        --------

3.3(B), neither the execution and delivery of this Agreement by Seller, nor the
------
consummation of the transactions contemplated herein by Seller, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which Seller is, or the Assets are, subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument, promissory note, conditional sales contract, partnership agreement or other arrangement to which Seller or any of Seller's Affiliates is a party, or by which Seller is bound, or to which the Assets are subject, or (C) conflict with or violate the partnership agreement or other charter document of Seller.

     3.4 VALID AND BINDING OBLIGATION. Upon execution and delivery, this Agreement and each document, instrument or agreement to be executed by Seller, or any of Seller's Affiliates, in connection herewith, will constitute the legal, valid, and binding obligation of Seller and/or each Affiliate which is a party thereto, enforceable against Seller and/or each such Affiliate in accordance with its terms, except as same may be limited by applicable bankruptcy laws, insolvency laws, or other similar laws affecting the rights of creditors generally.

     3.5  TITLE TO ASSETS.  Except as set forth on SCHEDULE 3.5, Seller has
                                                   ------------
good, indefeasible and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions. Seller shall deliver to Purchaser at Closing good, indefeasible and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions.

     3.6 POSSESSION OF ASSETS; LEASED ASSETS. Seller is in possession of all of the Assets, and all of the assets leased to Seller from others. All assets leased to Seller from others, whether real, personal or mixed, are described on
SCHEDULE 3.6 and SCHEDULE 3.14(B) attached hereto (the "Leased Assets").  The
------------     ----------------
Assets and the Leased Assets constitute all of the property, whether real, personal, mixed, tangible, or intangible, that is owned or used in the Business by Seller, other than the Excluded Assets. Seller does not own legal or equitable title to any assets or interests in assets except the Assets and the Leased Assets. Seller shall deliver to Purchaser on the Closing Date, possession of and/or control or dominion over all of the Assets and the Leased Assets, including without limitation all of Seller's accounts receivable, property, plant and equipment, other personal property, contract rights and general intangibles, client and supplier lists, and assumed and trade names.

     3.7 CONDITION. All of the Assets and the Leased Assets are in good operating condition and repair for their intended use, ordinary wear and tear excepted.

     3.8 CONTRACTS AND LEASES. All of the contracts, leases, documents, instruments, agreements, and other written or oral arrangements to which Seller is a party or by which Seller or the Assets may be bound (collectively, the "Contracts") are set forth on SCHEDULE 3.8. Except
                              ------------
as set forth on SCHEDULE 3.8, all of the Contracts are valid and in full force
                ------------
and effect, and there has not been any default by Seller or any third party to any of said Contracts, or any event, fact or circumstance which with notice or lapse of time or both, would constitute a default by Seller or any other party to any of the Contracts. Seller has not received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that such party might have under any of the Contracts.

     3.9   EQUIPMENT.  All of the equipment owned by Seller is set forth on
SCHEDULE 3.9.
------------

     3.10 ACCOUNTS RECEIVABLE. All of the accounts receivable of Seller as set forth in the books and records of Seller (collectively, the "Accounts"), and all papers and documents relating thereto, are genuine and in all respects what they purport to be, and each such Account is valid and subsisting and is owed by the account debtor named in such Account. The amount of each Account represented as owing as of the date indicated (i) is the correct amount actually and unconditionally owing as of the date indicated, (ii) is not subject to any set-offs, credits, disputes, defenses, deductions or countercharges, and (iii) to the best knowledge of Seller, will be paid in the Ordinary Course of Business. None of the Accounts has been paid outside of the Ordinary Course of Business, and neither Seller nor any of its Affiliates has made any efforts to collect any of the Accounts outside of the Ordinary Course of Business.

     3.11 INVENTORIES. Seller does not have any raw materials, work in process, finished goods or other inventory.

     3.12 LICENSES. All licenses owned by Seller or in which Seller has any rights, licenses or sublicenses (collectively, the "Licenses"), together with a brief description of each, are set forth on SCHEDULE 3.12. Seller has not
                                            -------------
infringed, and is not now infringing, on any license belonging to any other person or other entity. Seller owns and holds adequate licenses necessary for the Business as now conducted by it, and that use does not, and will not, conflict with, infringe on or otherwise violate any rights of others. Purchaser is hereby acquiring, and will continue to enjoy the use and benefit of, the Licenses.

     3.13 INTELLECTUAL PROPERTY. All of the intellectual property (the "Intellectual Property") of Seller is set forth on SCHEDULE 3.13. The
                                                   --------------
Intellectual Property constitutes all of the intellectual property necessary to the lawful conduct of the Business without any infringement or conflict with the rights of others, and no adverse claims have been asserted against the Intellectual Property, Seller or the Business with respect thereto.

     3.14  REAL PROPERTY; LEASED REAL PROPERTY.  Except as set forth in
SCHEDULE 3.14(A)  with respect to real property owned by Seller, and SCHEDULE
----------------                                                     --------
3.14(B) with respect to real property leased by Seller (such real property being
-------
hereinafter referred to collectively as the "Real Property"), Seller neither owns nor leases any real property or improvements or interests therein. Except for Seller, there are no parties in possession of any portion of the Real Property as lessees, tenants at will or at sufferance, trespassers or otherwise. The heating, electrical, plumbing and other building equipment, as of the Closing, will be adequate in quantity and quality for normal operations of the Business, as presently conducted.

     3.15 SUBSIDIARIES. Seller does not own, and has never previously owned, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

     3.16  INSURANCE.  Attached hereto as SCHEDULE 3.16 is a true, complete and
                                          -------------
accurate list of all insurance policies maintained by Seller.

     3.17 BANKING. The names and addresses of all banks or other financial institutions in which Seller has an account, deposit or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or having access to these boxes, are set forth on SCHEDULE 3.17 attached hereto.
                                               -------------

     3.18 POWERS OF ATTORNEY. No person or other entity holds a general or special power of attorney from Seller.

     3.19  PERSONNEL.  Attached hereto as SCHEDULE 3.19 (A) is a
                                          -----------------
list of the names, addresses, hire dates, dates of birth and job descriptions of all Employees of Seller, stating their rates of compensation including, if determined, bonuses payable to each. Attached hereto as SCHEDULE 3.19 (B) is a
                                                         -----------------
list of the names, addresses, dates of birth and services provided by all independent contractors used by Seller during the preceding one (1) year, stating their rates and methods of compensation.

     3.20  EMPLOYEE BENEFITS.  SCHEDULE 3.20 is a true, correct and complete
                               -------------
list of each "employee benefit plan," within the meaning of Section 3(3) of ERISA, that has ever been maintained or sponsored by Seller or any of its Affiliates. Each such employee benefit plan (and each related trust, insurance contract, or fund) is in full force and effect, and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws. Neither Seller nor any other party is in default under any of the plans, there have been no claims of default, and to the Seller's knowledge, there are no facts, conditions or circumstances which if continued, or on notice, will result in a default, under any plan. None of the plans will, by its terms or under applicable law, become binding upon or become an obligation of the Purchaser. No assets of any plan are being transferred to Purchaser or to any plan of Purchaser. Seller does not contribute to, and has never contributed to, and has never been required to contribute to, any multiemployer plan, and Seller does not have, and has never had, any liability (including withdrawal liability) under any multiemployer plan.

     3.21  EMPLOYMENT AGREEMENTS.  SCHEDULE 3.21 is a list of all employment
                                   -------------
agreements, consulting agreements, collective bargaining agreements, and agreements providing for director and officer indemnification or other agreements or arrangements providing for employee or other remuneration, severance payments or benefits to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates is bound (collectively, the "Employment Agreements"). Purchaser will not have any duty, liability or obligation with respect to any of the Employment Agreements. Except as set forth on SCHEDULE
                                                                    --------
3.21, no Employees are represented by any labor organization.
-----

     3.22 LIABILITIES. Seller does not have any liabilities, obligations or commitments of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except (i) liabilities which are adequately disclosed or accrued against in the Balance Sheet Reports, (ii) liabilities which have been incurred in the Ordinary Course of the Business since the Measurement Date and in accordance with standard, customary and historical practices and experiences of Seller, and (iii) liabilities expressly set forth, as to the nature and amount thereof, on SCHEDULE 3.22. Purchaser shall not
                                        -------------
incur any duty, liability or obligation with respect to any liabilities set forth on SCHEDULE 3.22. In no event shall the Purchaser be liable for (or have
         -------------
paid any) legal, accounting or other costs or expenses incurred by Seller in connection with any of the transactions contemplated in this Agreement.

     3.23  LITIGATION.  Except as set forth on SCHEDULE 3.23, there is no
                                               -------------
suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Seller, its Affiliates, the Assets, the Leased Assets or the Business.

     3.24 TAX MATTERS. Seller has filed all tax returns that Seller was required to file, and all such tax returns were correct and complete in all respects. All taxes owed by Seller (whether or not shown on any tax return) have been paid. Seller is not the beneficiary of any extension of time within which to file any tax return, and Seller has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Seller has withheld and paid all taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, partner, or other third party. Neither Seller nor any partner, director or officer (or employee responsible for tax matters) of Seller has reason to believe that any authority might assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of Seller either (i) claimed or raised by any authority in writing or (ii) as to which Seller or any partner or any employee responsible for tax matters has knowledge.

     3.25 COMPLIANCE WITH LAWS. Seller has complied with, and is not in violation of, applicable federal, state or local ordinances, statutes, laws, rules, restrictions and regulations (including, without limitation, any applicable Environmental, Health & Safety Laws) that affects, or is likely to affect, directly or indirectly, the Business, the Assets, the Leased Assets, the Real Property or the clients, suppliers or financial prospects of Seller. There are not any uncured violations of federal, state or local laws, ordinances, statutes, orders, rules, restrictions, regulations or requirements affecting any portion of the Business, the Real Property, the Assets or the Leased Assets, and neither any of the Assets, the Leased Assets or the Real Property, nor the operation thereof nor the conduct of the Business, violates any applicable federal, state or municipal laws, ordinances, orders, regulations or requirements. Seller has not received notice of any past, present or future event, condition, circumstance, activity, practice, incident, action or plan which may interfere with or prevent compliance or continued compliance with the Environmental, Health & Safety Laws or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, lawsuit, proceeding, hearing, study or investigation, based on, related to, or alleging any violation of the Environmental Health & Safety Laws.

     3.26  FINANCIAL STATEMENTS.   The Financial Statements (i) are true,
complete, and correct in all material respects, (ii) fairly and accurately present the financial position of Seller as of the periods described therein, and the results of the operations of Seller for the periods indicated, and (iii) have been prepared consistently and in accordance with the Seller's historical customs and practices.

     3.27  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
SCHEDULE 3.27, since the Measurement Date:
-------------

           (A) there has been no: (i) material adverse change in the financial condition, assets, liabilities, business or prospects of Seller; (ii) loss, destruction or damage to any property of Seller, whether or not insured;
     (iii) labor trouble, pending or threatened, involving Seller, or change in the personnel of Seller or the terms or conditions of their employment or other engagement; nor (iv) other event or condition of any character that has or could have a material adverse effect on the financial condition, business, liabilities, goodwill or prospects of the Business;

           (B) Seller and its Affiliates have used their best efforts to preserve the business organization of Seller intact, to maintain the goodwill of the Business, to keep available to the Business the Employees and the Independent Contractors, and to preserve the present relationships of Seller with its suppliers, clients, regulatory authorities and others having business relationships with it;

           (C) Seller has maintained and operated the Business in the Ordinary Course of Business and in accordance with industry practices and Seller's historical policies;

           (D) Seller has not issued or sold, nor directly or indirectly redeemed or acquired, any of its securities;

           (E) Seller has not declared, set aside nor paid a dividend or other distribution, nor made any payment of any type to the holders of any equity interest in Seller or any of its Affiliates, other than ordinary salary or expenses which have been paid in the Ordinary Course of Business and fully disclosed to Purchaser;

           (F) Seller has neither waived nor released any material right of or material claim held by it, nor discounted any of its receivables, nor revalued any of its assets or liabilities;

           (G) Seller has not acquired nor disposed of any assets having a value of $5,000 individually or $15,000 in the aggregate, and has not entered into any contract, commitment or arrangement therefor, and has not entered into any other transaction, other than for value in the Ordinary Course of Business and in accordance with industry practices;

           (H) Seller has not changed the salary or other compensation payable or to become payable by Seller to any of its partners, employees, independent contractors, agents or other personnel, and has not declared, made or committed to any kind of payment of a bonus or other additional salary or compensation to any such person;

           (I) Seller has not made a loan to any person or entity, and has not guarantied any loan, in an amount in excess of $5,000 individually or $15,000 in the aggregate;

           (J) Seller has not amended nor terminated any material contract, agreement, permit or license to which Seller is a party, or by which Seller or any of the Assets or Leased Assets are bound;

           (K) Seller has maintained all debt and lease instruments, and has not entered into any new or amended debt or lease instruments;

           (L) Seller has not entered into any agreement or instrument which would constitute an encumbrance, mortgage or pledge of the Assets, or which would bind Purchaser or the Assets after Closing, in an amount in excess of $5,000 individually or $15,000 in the aggregate;

           (M) Seller has provided to Purchaser any and all books, records, contracts, and other documents or data pertaining to the ownership, use, insurance, operation, renovation and maintenance of the Assets, the Leased Assets and the Business;

           (N) Seller has performed all of Seller's obligations under all contracts and commitments applicable to Seller, the Assets and the Leased Assets, and has maintained Seller's books of account and records in the usual, regular and customary manner;

           (O) Seller has complied with all statutes, laws, ordinances and regulations applicable to Seller, the Assets, the Leased Assets and the conduct of the Business;

           (P) Seller has paid all bills and other payments due with respect to the ownership, use, insurance, operation and maintenance of the Business, the Assets and the Leased Assets, as and when such bills or other payments were due, and has taken all action necessary or prudent to prevent liens or other claims for the same from being filed or asserted against any part of the Assets or the Leased Assets; provided however, Seller has not made any expenditures outside the Ordinary Course of Business, nor any capital expenditures, in excess of $5,000 individually or $15,000 in the aggregate;

           (Q) Seller has not made any material changes in its management, operations, accounting or business practices or methods (including without limitation, any change in depreciation or amortization policies or rates); and

           (R) all revenues or cash or other receipts from all sources in all media received by Seller have been deposited in Seller's account.

     3.28  CLIENTS.  SCHEDULE 3.28 to this Agreement is a true, complete and
                      -------------
correct list of all clients and customers of Seller, together with summaries of the sales or services provided to each client during the one (1) year preceding the Effective Date. Except as indicated in SCHEDULE 3.28, Seller does not have
                                            -------------
any information, nor is it aware of any facts or circumstances, indicating that any of these clients intend not to do business with Purchaser to the same volume and extent, and on the same terms, as they have historically done business with Seller.

     3.29 INTERESTS IN CLIENTS, SUPPLIERS AND COMPETITORS. No partner or employee (nor any former partner or employee) of Seller, nor to the best knowledge and reasonable belief of Seller any relative of any of them, has any direct or indirect interest in any competitor, supplier or client of Seller, nor any person or other entity who has done business with Seller in the one (1) year preceding the Closing Date.

     3.30 PARTNERSHIP DOCUMENTS. Seller has furnished to Purchaser for its examination (i) a true, complete and correct copy of Seller's partnership agreement and all other written agreements between the partners of Seller, all as amended to date; (ii) true, complete and correct copies of the contents of the minute books of Seller (including proceedings of audit and other committees), each of which contains all records for all proceedings, consents, actions and meetings of the partners of Seller since its date of formation.

     3.31 BULK SALE WARRANTY FOR SALES TAX PURPOSES. Prior to Closing, Seller has never sold a substantial or significant part of its assets in any single transaction or series of transactions. The transaction contemplated herein is the sale of the entire operating assets of a business, and a sale outside the ordinary course of Seller's business, and therefor no sales tax is due upon the Closing of the purchase of the Assets.

     3.32 DISCLOSURE. Seller has provided to Purchaser actual copies of all Contracts, documents concerning all litigation and administrative proceedings, employee benefit plans, Licenses, insurance policies, lists of suppliers, clients, employees and independent contractors, and corporate and partnership records relating to Seller or its assets and liabilities, the Business and the Real Property, and such information covers all material commitments and liabilities of Seller. In addition, (i) Purchaser has been kept fully informed with respect to all material developments in the business of Seller since the Measurement Date, (ii) management of Seller has not made any material business decisions, nor taken any material actions, since the Measurement Date of which Purchaser has not been advised, and (iii) Purchaser and its agents have been granted unlimited access to the books and records of Seller (whether retained electronically, on disc or on paper).

     3.33 FULL DISCLOSURE. This Agreement, the schedules and exhibits hereto, and all other documents and written information furnished by Seller or its Affiliates to Purchaser or its representatives pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts or circumstances relating to the Business or Seller's liabilities, prospects, operations or financial condition, or the Assets, which materially and adversely affect or, so far as the Seller can now reasonably foresee, will materially and adversely affect, the Business, Seller or the assets, liabilities, prospects, operations or financial condition thereof, or the ability of the Seller to perform this Agreement or the obligations of Seller hereunder.


                                  ARTICLE IV
                  PURCHASER'S REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

     Purchaser represents and warrants that:

           4.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it, and is qualified to do business in all of the states in which the ownership of its assets or the operation of its business require such qualification.

           4.2 AUTHORITY. Purchaser has the right, power, legal capacity, and authority to execute, deliver and perform this Agreement, and no approvals or consents of any persons or other entities are required to be obtained by Purchaser in connection herewith which have not been obtained. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by Purchaser's Board of Directors.

          4.3 CONSENTS AND APPROVALS; NO BREACH OR DEFAULT. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Purchaser in connection with the execution, delivery or performance of this Agreement, or the consummation by Purchaser of the transactions contemplated hereby, except for those which have been made or obtained. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated herein by Purchaser, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which Purchaser is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, promissory note, conditional sales contract, partnership agreement or other arrangement to which Purchaser is a party, or by which Purchaser is bound, or (C) conflict with or violate the Articles of Incorporation, Bylaws or other charter document of Purchaser.

          4.4 VALID AND BINDING OBLIGATION. Upon execution and delivery, this Agreement and each document, instrument or agreement to be executed by Purchaser in connection herewith will constitute the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as same may be limited by applicable bankruptcy laws, insolvency laws, or other similar laws affecting the rights of creditors generally.

                                   ARTICLE V
                       SELLER'S CLOSING AND POST-CLOSING
                       ---------------------------------
                     WARRANTIES, COVENANTS AND AGREEMENTS
                     ------------------------------------

          5.1 TAXES. Seller has paid, and shall pay when due, or contest in good faith, and shall be responsible for paying, all federal, state, and local taxes and charges of any kind whatsoever related thereto, which relate to or arise from the period on or prior to the Effective Date, whether such taxes and charges shall be due and payable before or after the Effective Date. All state and local taxes relating to the ownership of the Assets shall be prorated as of the Effective Date.

          5.2 LIENS ON ASSETS. On the Closing Date, all liens, security interests or encumbrances of any nature on or affecting the Assets shall be fully removed and discharged at the sole cost and expense of Seller.

          5.3 INSURANCE. Seller shall assist, and shall cause its Affiliates to assist, Purchaser in transferring to Purchaser any insurance applicable to the Assets or the Leased Assets which Purchaser elects to maintain in effect.

          5.4 HIRING OF EMPLOYEES; ENGAGEMENT OF INDEPENDENT CONTRACTORS. As of the Closing Date, Seller shall permit Purchaser to offer employment to all of the Employees. At or prior to Closing, Seller has paid or shall pay to the Employees and the Independent Contractors all compensation and benefits to which they are entitled by reason of their previous employment or engagement by Seller on such date, and Purchaser shall have no liability with respect thereto. Seller shall use Seller's best efforts to assist Purchaser in any reasonable manner in the hiring by Purchaser of the Employees that Purchaser desires to hire, and in the engagement by Purchaser of any of the Independent Contractors which it wishes to engage. Purchaser shall have the right, but not the obligation, to offer employment to such Employees as it desires to hire in its sole discretion. Seller shall be solely responsible and liable for all severance pay, if any, to the extent that any of the Employees are not offered employment with Purchaser or do not accept an offer of employment. Under no circumstances shall the Seller or any of Seller's Affiliates be permitted to employ or offer employment to any of the Employees to whom Purchaser has offered employment, nor to engage any of the Independent Contractors, for a period of two (2) years after the Closing Date, without the prior written consent of Purchaser.

          5.5 CONSENTS. Seller shall deliver to Purchaser at Closing all necessary agreements and consents of any parties, including without limitation all of Seller's vendors, lessors and creditors, to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by this Agreement.

          5.6 CONFIDENTIALITY. Seller will not, and will not permit any of its Affiliates to, disclose any information of a confidential or proprietary nature concerning the Assets or the Business to any third parties, and in no event shall Seller use, or allow any of its Affiliates to use, such confidential or proprietary information for its or his own benefit or to the detriment of Purchaser or the Business. No public or private announcement shall be made of the transactions contemplated herein, nor the terms hereof, by Seller or any of its affiliates, without the prior written approval of Purchaser as to timing, form and content.

          5.7 RECORD RETENTION. Seller acknowledges and agrees that from and after the Closing, the Purchaser will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Business.

          5.8 BROKERS. On the Closing Date, Seller shall pay any and all brokerage or finders fees or commissions for which Seller is liable in connection with the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VI
                                  THE CLOSING
                                  -----------

          6.1 TIME AND PLACE. Payment of the Purchase Price required to be made by Purchaser to Seller at the Closing Date, and the transfer of the Assets by the Seller to Purchaser, and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Boyer, Ewing & Harris Incorporated, Nine Greenway Plaza, Suite 3100, Houston, Texas 77046, at or about 11:00 a.m., local time, on the Closing Date.

          6.2 SELLER'S DELIVERIES. At Closing, Seller shall deliver or cause to be delivered to Purchaser in form and content reasonably acceptable to the Parties and their counsel:

     (a) Two (2) counterparts of a Bill of Sale, Assignment and Assumption Agreement (the "Bill of Sale"), executed by Seller, together with such other instruments of assignment and transfer or bills of sale or otherwise as Purchaser shall reasonably request;

     (b) Two (2) counterparts of a Confidentiality and Noncompetition Agreement between the Purchaser and Jay W. Harbidge, executed by Mr. Harbidge (the "Harbidge Noncompetition Agreement");

     (c) Two (2) counterparts of a Confidentiality and Noncompetition Agreement between the Purchaser and Rick Posner, executed by Mr. Posner (the "Posner Noncompetition Agreement");

     (d) From counsel to the Seller, an opinion in form and substance acceptable to Purchaser, addressed to the Purchaser, and dated as of the Closing Date containing such opinions, assumptions and qualifications as may be reasonably acceptable to Purchaser's legal counsel;

     (e) Two (2) counterparts of a Shareholders' Agreement with LRA-Texas executed by Mr. Harbidge and Mr. Posner in a form similar to those previously entered into by similarly situated shareholders of LRA-Texas (the "Shareholders' Agreement);

     (f) Two (2) counterparts of a Registration Rights Agreement executed by Mr. Harbidge and Mr. Posner in a form similar to those previously entered into by similarly situated shareholders of LRA-Texas (the "Registration Rights Agreement");

     (g) Certified resolutions adopted by all of the partners of the Seller, authorizing the execution, delivery and performance of this Agreement and all documents, instruments and agreements contemplated herein to be executed by the Seller;

     (h) Two (2) counterparts of a Preferred Stock Subordination Agreement in form and content reasonably acceptable to Seller, LRA-Texas and the senior lender for LRA-Texas, executed by Mr. Harbidge and Mr. Posner (the "TCB Preferred Stock Subordination Agreement");

     (i) Two (2) counterparts of a Preferred Stock Subordination Agreement in form and content reasonably acceptable to Mr. Harbidge and Mr. Posner, LRA-Texas and the senior subordinated lender for LRA-Texas, executed by the Seller and/or any other parties to whom the Preferred Stock is to be issued at Closing (the "Pecks Preferred Stock Subordination Agreement");

     (j) Two (2) counterparts of a Guaranty of Performance executed by Mr. Harbidge, pursuant to which Mr. Harbidge guarantees the truth, completeness and accuracy of the Seller's representations and warranties, and the performance of the Seller's covenants, agreements and obligations hereunder (the "Harbidge Guaranty");

     (k) Two (2) counterparts of a Guaranty of Performance executed by Mr. Posner, pursuant to which Mr. Posner guarantees the truth, completeness and accuracy of the Seller's representations and warranties, and the performance of the Seller's covenants, agreements and obligations hereunder (the "Posner Guaranty");

     (l) Two (2) counterparts of a Stock Pledge Agreement executed by Mr. Harbidge pursuant to which Mr. Harbidge pledges the stock of LRA-Texas received under this Agreement, to secure performance of his obligations hereunder, and the performance of Mr. Harbidge and Mr. Posner under the Harbidge Guaranty and the Posner Guaranty, respectively (the "Harbidge Stock Pledge);

     (m) Two (2) counterparts of a Stock Pledge Agreement executed by Mr. Posner pursuant to which Mr. Posner pledges the stock of LRA-Texas received under this Agreement, to secure performance of his obligations hereunder, and the performance of Mr. Posner and Mr. Harbidge under the Posner Guaranty and the Harbidge Guaranty, respectively (the "Posner Stock Pledge");

     (n) UCC-3 Termination Statements or other appropriate releases, duly executed by the appropriate secured party or parties, with respect to any liens, security interests, pledges or encumbrances affecting the Assets;

     (o) Investor Representation Letters in form and content reasonably acceptable to Seller and Purchaser, duly executed by the Seller, Mr. Harbidge, Mr. Posner and/or any other parties to whom any Preferred Stock or Common Stock is to be issued at Closing;

     (p) Such consents, waivers, estoppel letters or similar documentation as Purchaser shall request, in Purchaser's sole discretion, in connection with the transfer of the Assets;

     (q)  Any tax certificates required to be delivered as set forth in SECTION
     2.5 of this Agreement;

     (r) Originals of all insurance policies which Purchaser elects to continue in force, if any, together with appropriate assignments thereof;

     (s) A current certificate, issued by a company acceptable to Purchaser, certifying that no Uniform Commercial Code filings, chattel mortgages, assignments, pledges or other encumbrances have been created or filed in any jurisdiction in which Seller does business, other than those for which Seller has produced executed Termination Statements or other appropriate releases, duly executed by the appropriate secured party or parties; and

     (t) All other items required to be delivered hereunder or as may be requested which are necessary or would reasonably facilitate consummation of the transactions contemplated hereby.

In addition, Seller will put Purchaser into full and peaceful possession and enjoyment of the Assets and the Leased Assets immediately upon the occurrence of the Closing.

          6.3 PURCHASER'S OBLIGATIONS. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, or other designated Affiliate of the Seller, as appropriate, in form and content reasonably acceptable to the Parties and their counsel the following:

     (a) Certified checks or wire transfers of funds payable to Seller in payment of the cash portion of the Purchase Price in the aggregate amount of Five Hundred Five Thousand Six Hundred Ninety-Four Thousand and No/100 Dollars ($505,694.00), as contemplated by SECTION 2.2(A) hereof;

     (b) Stock Certificates of LRA-Texas evidencing the issuance to Mr. Harbidge and Mr. Posner of fifteen thousand three hundred four (15,304) shares, each, of Common Stock, as contemplated by SECTION 2.2(B) hereof;

     (c) Stock Certificates of LRA-Texas issued to Seller evidencing the issuance to Mr. Harbidge and Mr. Posner of one hundred fifteen thousand six hundred twenty-five (115,625) shares, each, of Preferred Stock, as contemplated by SECTION 2.2(C) hereof;

     (d)  Two (2) counterparts of the Bill of Sale, executed by Purchaser;

     (e) Two (2) counterparts of the TCB Preferred Stock Subordination Agreement, executed by LRA-Texas and the senior lender for LRA-Texas;

     (f) Two (2) counterparts of the Pecks Preferred Stock Subordination Agreement, executed by LRA-Texas and the senior subordinated lender for LRA-Texas;

     (g) Two (2) counterparts of the Harbidge Noncompetition Agreement, executed by Purchaser;

     (h) Two (2) counterparts of the Posner Noncompetition Agreement, executed by Purchaser;

     (i)  Two (2) counterparts of the Company Stock Pledge, executed by
     Purchaser;

     (j) Two (2) counterparts of the Shareholders' Agreement, executed by LRA-Texas;

     (k) Two (2) counterparts of the Registration Rights Agreement executed by LRA-Texas;

     (l) From counsel to Purchaser, an opinion in form and substance acceptable to Seller, addressed to the Seller, and dated as of the Closing Date containing such opinions, assumptions and qualifications as may be reasonably acceptable to Seller's legal counsel;

     (m) Certified resolutions of the Board of Directors of Purchaser, authorizing the execution, delivery and performance of this Agreement and all documents, instruments and agreements contemplated herein to be executed by the Purchaser;

     (n) Certified resolutions of the Board of Directors of LRA-Texas, authorizing the execution, delivery and performance of all documents, instruments, agreements or obligations to be delivered or performed by LRA-Texas; and

     (o) All other items required to be delivered hereunder or as may be requested or which are necessary or would reasonably facilitate consummation of the transactions contemplated hereby.

          6.4 NAME CHANGE AND REQUALIFICATION DOCUMENTS. At or prior to the Closing, the Seller will execute, deliver and file, or cause to be executed, delivered and filed, all necessary or reasonably requested amendments to Seller's partnership agreement, and such other documents as may be required to change Seller's name from "San Francisco Reporting Service" to "___________________________________________." In addition, Seller shall concurrently afford an Affiliate of Purchaser the opportunity to incorporate or to change its corporate name to "San Francisco Reporting Service" or any name substantially similar thereto, or to file such assumed name certificates as Purchaser deems reasonable, necessary or appropriate. In addition, at or prior to Closing, Seller and its Affiliates shall execute and deliver such assignments, terminations and cancellations of assumed and trade names as Purchaser may request. Seller shall coordinate all filings relating to the use of Seller's name or names with any filings that Purchaser may desire to make in order to effect such name change or otherwise protect such name.

          6.5 INSURANCE, AD VALOREM TAXES, INCOME TAXES. The Parties acknowledge and agree that all insurance premium payments that have been prepaid by Seller constitute part of the Assets and are being acquired by Purchaser at Closing. Purchaser shall be entitled to continue such insurance coverage as Purchaser may elect, and to receive a refund of all insurance premiums with respect to which Purchaser elects not to continue coverage. Ad valorem, intangible or similar taxes on the Assets for the 1997 tax year shall be prorated as of the Effective Date. The Parties for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the Closing Date. Seller shall pay or cause to be paid all federal and state income, franchise, and net worth tax returns with respect to the Business or the Assets allocable to the time period on or before the Effective Date.

          6.6 FURTHER ASSURANCES. At and after the Closing, each of the Parties shall take or cause to be taken all appropriate action, and execute and deliver or cause to be executed and delivered all documents of any kind, which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. Seller, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser, for the purpose of assigning and confirming to Purchaser all of the Assets. Purchaser and Seller each agree to notify the other promptly, and in no event more than ten (10) business days after receipt, of any tax, environmental or employee benefit inquiries or notifications relating to the Assets or the Business or the Assets with respect to any period prior to the Closing Date, and Seller shall assist Purchaser in any manner reasonably requested in preparing and delivering such responses to such inquiries as Purchaser deems necessary or appropriate.

          6.7 LIABILITIES CONCERNING SALES OF PRODUCTS AND SERVICES. Seller shall be and remain solely liable for the sale of all products and services sold through and including the Effective Date, and shall indemnify Purchaser from any and all Damages arising therefrom, as defined in ARTICLE VII hereof, in the manner described in ARTICLE VII. Purchaser shall be liable for the sale of all products and services after the Effective Date, and shall indemnify Seller from any and all Damages arising therefrom in the manner described in ARTICLE VII hereof.

          6.8 COLLECTION OF ACCOUNTS RECEIVABLE. The Seller's accounts receivable are included within the Assets. All payments received on or after the Effective Date shall be and become the exclusive property of Purchaser, and shall be delivered immediately to Purchaser in the form received.

                                  ARTICLE VII
                        INDEMNIFICATION, ADJUSTMENT TO
                       PURCHASE PRICE AND OTHER REMEDIES
                       ---------------------------------

     7.1  INDEMNIFICATION.

          A. BY SELLER. Seller shall indemnify, save, defend and hold harmless Purchaser, LRA-Texas and their respective shareholders, directors, officers, agents and employees (collectively, the "Purchaser Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller or its Affiliates under this Agreement, or (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period prior to or as of the Effective Date, other than those Damages incurred by Purchaser in performing any of the Liabilities assumed by Purchaser with respect to which Seller was not in default as of the Closing Date, (b) arising out of facts or circumstances existing prior to or as of the Effective Date, other than those Damages incurred by Purchaser in performing any of the Liabilities assumed by Purchaser with respect to which Seller was not in default as of the Closing Date, or (c) relating to any period after the Effective Date or arising out of facts or circumstances existing after the Effective Date which constitute a breach or violation of this Agreement by Seller; provided, however, that Seller shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Purchaser Indemnified Parties, or (iii) arising out of or resulting from or incident to Purchaser's and Seller's election not to comply with the applicable bulk sales laws of the State of California.

                        B. BY PURCHASER. Purchaser shall indemnify, save, defend and hold harmless Seller and Seller's shareholders, directors, officers, agents and employees (collectively, the "Seller Indemnified Parties") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by Purchaser in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Purchaser under this Agreement, or (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) arising out of facts or circumstances occurring after the Closing Date, or (b) arising out of the Liabilities assumed by the Purchaser; provided, however, that Purchaser shall not be liable for any such Damages if such Damages result from or arise out of a breach or violation of this Agreement by any Seller Indemnified Parties.

                        C. DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Purchaser Indemnified Party or any Seller Indemnified Party (hereinafter referred to as an "Indemnified Party"), written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification to which the Indemnified Party is entitled hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten days after the service of the citation or summons); provided that the failure of any Indemnified Party to give timely notice shall not affect such Indemnified Party's rights to indemnification hereunder to the extent that the Indemnified Party demonstrates that the amount the Indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten days. After such notice, if the indemnifying Party elects to compromise or defend any such asserted liability and to perform its obligations under this
SECTION 7.1, then the indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such Indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the indemnifying Party promptly notifies the Indemnified Party that it intends to defend the claim and to perform its obligations under this SECTION 7.1, the Indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the Indemnified Party, the Indemnified Party may, but shall not be obligated to, defend, or the Indemnified Party may compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

                        D.   THIRD PARTY CLAIMS.  The provisions of this SECTION
7.1 are not limited to matters asserted by the Parties, but cover costs, losses, liabilities, damages, lawsuits, claims and expenses incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

     7.2 POST-CLOSING ADJUSTMENT TO PURCHASE PRICE. Within thirty (30) days after the Closing Date, Seller shall deliver to Purchaser an unaudited Balance Sheet Report and an income statement of the Business, prepared as of the Effective Date (the "Post-Closing Financial Statements"), which shall be true, complete and correct in all respects and prepared in accordance with the Company's historical policies and procedures, consistently applied, and certified as true, complete and correct by Seller, Mr. Harbidge and Mr. Posner. These Post-Closing Financial Statements shall become final and binding on the Parties on the 15th day following receipt thereof by Purchaser unless Purchaser furnishes written notice of Purchaser's disagreement ("Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall specify in detail the nature of any disagreement so asserted. If a Notice of Disagreement is sent by Purchaser to Seller in accordance with this SECTION 7.2, then the Post-Closing Financial Statements shall become final and binding upon the Parties on the earlier to occur of: (i) the date the Parties resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement, or (ii) the date any disputed matters are finally resolved in writing by the Arbitrator (as defined below). During the 10-day period following the delivery of a Notice of Disagreement, the Parties shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. If, at the end of such 10-day period (or such longer period of time as the Parties may agree upon in writing), the Parties have not reached agreement on such matters, the matters which remain in dispute, together with copies of this Agreement, the Post-Closing Financial Statements, and the Notice of Disagreement, shall be submitted, within five (5) days following the expiration of such 10-day period (or any agreed upon extension thereof), to an arbitrator (the "Arbitrator") for review and resolution. The Arbitrator shall be such nationally recognized independent public accounting firm as shall be agreed upon by the Parties in writing, and all proceedings conducted by the Arbitrator shall be conducted at the offices of the Arbitrator in San Francisco, California. The Arbitrator shall render a decision resolving the matters in dispute as soon as practicable following the date of the submission to the Arbitrator. The cost of any arbitration (including the fees of the Arbitrator but excluding the fees and disbursements of each party's independent auditors and counsel) pursuant to this
SECTION 7.2 shall be borne one-half by Purchaser and one-half by Seller. The fees and disbursements of Seller's independent auditors and counsel incurred in connection with this SECTION 7.2 shall be borne by Seller, and the fees and disbursements of Purchaser's independent auditors and counsel incurred in connection with this SECTION 7.2 shall be borne by Purchaser. The final determination as described in the procedures set forth hereinabove shall constitute the "Final Post-Closing Financial Statements". To the extent that the net worth of Seller, as set forth in the Final Post-Closing Financial Statements, is less than or greater than Twenty-Seven Thousand Two Hundred Twenty-Four Dollars ($27,224), then the Purchase Price shall be decreased by the amount of any deficiency, or increased by the amount of any excess. Any decrease in the Purchase Price shall be effected by Seller immediately refunding to Purchaser, in cash or by certified or cashier's check or other immediately available funds, the amount of such decrease. Any increase in the Purchase Price shall be effected by Purchaser immediately delivering to Seller, in cash or by certified or cashier's check or other immediately available funds, the amount of such increase.

     7.3 SPECIFIC PERFORMANCE. Each of the Parties hereby acknowledges and agrees that the transactions contemplated by this Agreement are unique, and that it would be impossible to measure the damages which would result if either Party should default in such Party's obligations under this Agreement; accordingly the Parties hereby agree that each Party shall have, in addition to any other legal or equitable remedy available to such Party, the right to enforce this Agreement by decree of specific performance or other equitable remedy, and each Party hereby irrevocably waives any defense, claim or assertion that a remedy in damages will be adequate.

     7.4 OFFSET; ATTORNEYS' FEES. To the extent permitted by applicable law, all amounts due and owing to Seller or any Affiliate of Seller under this Agreement or any document, instrument, or agreement executed in connection herewith or therewith, or with respect to the Preferred Stock or the Common Stock, shall be subject to offset by the Purchaser and/or LRA-Texas to the extent of any damages incurred as a result of the breach by Seller or any Affiliate of Seller of this Agreement or any document, instrument, or agreement executed by Seller or any Affiliate of Seller in connection herewith. Seller hereby acknowledges and agrees that but for the right of offset contained in this SECTION 7.4, the Purchaser would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which such Party or

Parties may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     7.5   RIGHTS AND LIABILITIES OF PARTIES.  Except as set forth in SECTION
7.1 with respect to certain indemnified third parties, and in Section 7.4 with respect to offset rights granted to LRA-Texas, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

     7.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transaction contemplated herein and the execution and delivery of the documents, instruments and agreements executed or delivered at Closing, notwithstanding any investigation made by or on behalf of Seller or Purchaser.

                                 ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

          8.1 BROKERAGE COMMISSIONS AND OTHER FEES. Seller hereby represents and warrants that Seller has not incurred any liability for, and does not know of any person or entity entitled to, any commission or finder's fee or similar fee in connection with this Agreement or the transactions contemplated herein. Purchaser hereby represents and warrants that Purchaser has not incurred any liability for, and does not know of any person or entity entitled to, any commission or finders fee or similar fee in connection with this Agreement or the transactions contemplated herein. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

          8.2 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it may be entitled at law or equity.

          8.3 MODIFICATION OF AGREEMENT . This Agreement may be amended or modified only by written instrument signed by both of the Parties.

          8.4 NOTICES. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

          IF TO PURCHASER:       Litigation Resources of America-California, Inc.
                                 1001 Fannin, Suite 650
                                 Houston, Texas 77002
                                 Attn:  Mr. Richard O. Looney

          With copy to:          Boyer, Ewing & Harris Incorporated
                                 Nine Greenway Plaza, Suite 3100
                                 Houston, Texas  77046
                                 Attn:  Mr. David A. Jones, Jr.

          IF TO SELLER:          /s/ J. W. Harbidge
                                 -----------------------------------------------
                                 f/k/a San Francisco Reporting Service
                                 #5 Third St. Ste 815
                                 -----------------------------------------------
                                 SF, CA. 94103
                                 -----------------------------------------------
                                 Attn:
                                      ------------------------------------------

          with copy to:          RICK POSNER
                                 -----------------------------------------------
                                 SEPS
                                 -----------------------------------------------


Either Party may designate a different address for notices or communications by furnishing notice to the other Party in the manner described above.

          8.5 CONSTRUCTION. The Parties and their respective legal counsel have participated extensively in the preparation, negotiation and drafting of this Agreement. Accordingly, no presumption will apply in favor of either Purchaser or Seller in the interpretation of this Agreement or in the resolution of the ambiguity of any provision hereof. All words used herein shall be construed to be of such gender or number as the circumstances require. As used herein the term "this Agreement" shall mean this Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereof," "hereto," "hereunder," "hereinafter," "hereinabove," and "hereinbelow," and other words of similar import, refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or other subdivision hereof, unless otherwise specifically noted. As used herein, the words "include" or "including" shall mean "including without limitation. "

          8.6 HEADINGS. The headings and subheadings of the Articles and Sections contained herein or on any Schedule or Exhibit attached hereto are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof. Any reference herein to an Article or Section shall be deemed to be a reference to the corresponding Article or Section of this Agreement unless otherwise stated herein.

          8.7 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Agreement shall be prohibited by, or invalid or unenforceable under, applicable law, then (i) the Parties agree that they will amend such provision by the minimal amount necessary to bring such provision within the ambit of enforceability, and (ii) the court may, at the request of either Party, revise, reform or reconstruct such provision in a manner sufficient to cause it to be enforceable. In no event shall any prohibition against, or the invalidity or unenforceability of, any provision hereof affect the validity or enforceability of any other provision hereof.

          8.8 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement and the documents, instruments and agreements executed in connection herewith set forth the entire agreement between the Parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

          8.9 NON-WAIVER. Failure on the part of a Party in any one or more instances to enforce any of its rights which arise in connection with this Agreement, or to insist upon the strict performance of any of the terms, conditions or covenants of this Agreement, shall not be construed as a waiver or relinquishment for the future of any such rights, terms, conditions or covenants. No waiver of any condition of this Agreement shall be valid unless it is in writing, and executed by the Party against whom such waiver is sought to be enforced. Any valid waiver shall be effective only for the purposes expressly set forth therein.

          8.10 GOVERNING LAW; JURISDICTION; VENUE; SERVICE. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to conflicts of law principles, and the laws of the United States applicable in California. Venue for any litigation between the Parties hereto with respect to the subject matter of this Agreement shall be San Francisco, California. Each Party hereby irrevocably submits to personal jurisdiction in California. Each Party hereby waives all objections to personal jurisdiction in California and venue in San Francisco County for purposes of such litigation. Each Party waives summons or citation and agrees that delivery of a duly filed complaint or petition as provided in the notice section of this Agreement will suffice as substitute service of summons or citation.

          8.11 ASSIGNMENT. Neither Party shall assign this Agreement or any interest herein without the prior written consent of the other Party. Any attempted assignment by a Party of such Party's rights or obligations without such consent shall be null and void.

          8.12 SCHEDULES. All of the schedules attached to this Agreement are hereby incorporated in and made a part of this Agreement.

          8.13 FURTHER ASSURANCES. Each of the Parties shall perform such actions and deliver or cause to be delivered any and all such documents, instruments and agreements as the other Party may reasonably request for the purpose of fully and effectively carrying out this Agreement and the transactions contemplated hereby.

          8.14 SURVIVAL. This Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing and the delivery of the Bill of Sale, the Harbidge Noncompetition Agreement, the Posner Noncompetition Agreement, the Harbidge Guaranty, the Posner Guaranty, the Shareholders' Agreement, and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein, and shall not be deemed merged therein.

          8.15 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute one and the same agreement.

          EXECUTED AND DELIVERED in multiple counterparts the ________ day of May, 1997, to be effective as of the date first written above.

                              PURCHASER:
                              ----------

                              LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation

                              By: /s/ Richard O. Looney
                                 -----------------------------------------------
                                 Richard O. Looney,
                                 President & Chief Executive Officer

                              SELLER:
                              -------

                              SAN FRANCISCO REPORTING SERVICE,
                              a California general partnership

                              By: /s/ Jay W. Harbidge
                                 -----------------------------------------------
                                 Jay W. Harbidge,
                                 General Partner

                              By: /s/ Rick Posner
                                 -----------------------------------------------
                                 Rick Posner,
                                 General Partner

          Jay W. Harbidge and Rick Posner, in their individual capacities, join in the execution hereof in order to evidence their acknowledgment of, and their consent and agreement to, the offset provisions contained in SECTION 7.4 hereof.

                              /s/ Jay W. Harbidge
                              ---------------------------------------
                              Jay W. Harbidge, Individually

                              /s/ Rick Posner
                              ---------------------------------------
                              Rick Posner, Individually






Schedules
------------

2.1      -      Excluded Assets
2.4      -      Allocation of Purchase Price
3.3(A)   -      Consents and Approvals
3.3(B)   -      Breaches or Defaults
3.5      -      Exceptions to Title
3.6      -      Leased Personal Property
3.8      -      Contracts
3.9      -      Equipment
3.12     -      Licenses
3.13     -      Intellectual Property
3.14(A)  -      Owned Real Property
3.14(B)  -      Leased Real Property
3.16     -      Insurance Policies
3.17     -      Banking
3.19(A)  -      Employees
3.19(B)  -      Independent Contractors
3.20     -      Employee Benefit Plans
3.21     -      Employment Agreements
3.22     -      Liabilities
3.23     -      Litigation
3.27     -      Certain Changes or Events
3.28     -      Clients